                                                                     Exhibit 5.1

KRAMER LEVIN NAFTALIS & FRANKEL LLP


                                                     July 19, 2005


Franklin Credit Management Corporation
Six Harrison Street
New York, New York 10036

Dear Ladies and Gentlemen:

         We have acted as counsel to Franklin Credit Management Corporation, a Delaware corporation (the "Registrant"), in connection with the preparation and filing of a Registration Statement on Form S-1 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission"), with respect to the registration under the Securities Act of 1933, as amended (the "Act"), of an aggregate of 1,265,000 shares (the "Shares") of common stock, par value $.01 per share, of the Registrant (the "Common Stock").

         We have reviewed copies of the Registration Statement, the Certificate of Incorporation of the Registrant, the By-laws of the Registrant and resolutions of the Board of Directors of the Registrant.

         We have also reviewed such other documents and made such other investigations as we have deemed appropriate. As to various questions of fact material to this opinion, we have relied upon statements, representations and certificates of officers or representatives of the Registrant, public officials and others. We have not independently verified the facts so relied on.

         Based upon the foregoing, and subject to the qualifications, limitations and assumptions set forth herein, we are of the opinion that the Shares will, when issued and sold in the manner described in the Registration Statement, be legally issued, fully paid and non-assessable.

         We do not express any opinion with respect to any law other than the General Corporation Law of the State of Delaware. This opinion is rendered only with respect to the laws and legal interpretations and the facts and circumstances in effect on the date hereof.

         We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the prospectus included in the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations promulgated thereunder.



                                 Very truly yours,


                                 /s/ Kramer Levin Naftalis & Frankel LLP


1177 AVENUE OF THE AMERICAS      NEW YORK NY 10036-2714      PHONE 212.715.9100
                      FAX 212.715.8000      WWW.KRAMERLEVIN.COM
                  ALSO AT 47 AVENUE HOCHE    75008 PARIS FRANCE
          IN ALLIANCE WITH BERWIN LEIGHTON PAISNER:  LONDON * BRUSSELS